NEWS RELEASE
For further information contact:
Greg Rosenstein                                   Cathy Green
Manager of Investor Relations                     Chief Financial Officer
(318) 234-4590                                    (318) 234-4590

FOR IMMEDIATE RELEASE
TUESDAY, FEBRUARY 25, 1997

AMERICAN OILFIELD DIVERS, INC. ANNOUNCES FOURTH QUARTER, YEAR-END RESULTS;
 COMPANY REPORTS RECORD REVENUE AND PROFITABILITY FOR FISCAL YEAR 1996

  Lafayette, LA -- American Oilfield Divers, Inc. (NASDAQ: DIVE) today reported revenue of $26.3 million and net income of $331,000 ($0.05 per share) for the fourth quarter ended December 31, 1996, and record revenue and net income of $105.8 million and $5.0 million ($0.74 per share), respectively, for the year ended December 31, 1996.

  Both fourth quarter revenue and net income increased compared with revenue of $25.2 million and net income of $262,000 ($0.04 per share) for the same period a year ago, despite the effect of the costs associated with the acquisition of Hard Suits Inc. ("HSI"). AOD's core business, exclusive of HSI, reflected profits of $0.13 per share in the fiscal 1996 fourth quarter, compared to the $0.04 per share in net income for the same period in 1995.

  "We are pleased with AOD's turnaround in 1996 and look forward to the challenges of 1997," said Rod Stanley, AOD's President and CEO. "Our record profitability of 1996 and recently completed secondary offering provide us with a healthy balance sheet and solid foundation to pursue our growth strategy. Going forward, we intend to continue developing and implementing our total project management capabilities in an effort to pursue projects that can utilize our diversified subsea services and products. This development and implementation process includes integrating assets acquired in 1996 into AOD's core business, as well as examining expansion opportunities in growing markets."

  Companywide, AOD averaged 103 dive crews per day and 49 percent vessel utilization on 20 vessels during the fourth quarter of 1996 compared with 99 dive crews per day and 50 percent vessel utilization on 14 vessels during the comparable period in 1995.

  Through 55 days of the first quarter of fiscal 1997, the Company averaged approximately 116 dive crews per day and approximately 45 percent vessel utilization. This compares to 87 dive crews per day and 44 percent vessel utilization for the same period in 1996.

  "The higher activity during the first quarter of 1997 to date was achieved despite seven more weather days in 1997 as compared to the same period in 1996," Stanley said.

  Statements in this press release that are not statements of historical fact are forward-looking statements involving risks and assumptions that could cause actual results to vary materially from those predicted, including, among other things, prices of crude oil and natural gas, weather conditions in offshore markets, capital expenditures by customers and the Company's ability to procure large turnkey projects.

  American  Oilfield  Divers,  Inc.,  is  a  leading  provider of diving services, subsea products, marine construction and environmental services to the offshore oil and gas industry, primarily in the U.S. Gulf of Mexico, U.S. West Coast, internationally and to certain U.S. inland customers.

                          Tables follow . . .
                       AMERICAN OILFIELD DIVERS, INC.
       Consolidated Results of Operations and Financial Position
             ($ in thousands except for per share amounts)



                                                                      Fiscal Year
                            Three Months Ended         Year Ended        Ended
                                 December 31,         December 31,    October 31
                                 ------------         -------------   -----------
Income Statement                 1996    1995         1996     1995     1995<F1>
                                 ----    ----         ----     ----     ----
Diving and related revenues     $26,306 $25,197     $105,772  $88,886   $88,660
                                 ------  ------      -------   ------    ------

Operating income                  1,092     987        9,405    1,066    1,098
Other expense, net                 (281)   (329)        (434)  (1,314)  (1,249)
                                 _______ ________    ________ ________  _______
Income (loss) before income
 taxes and minority interest        811     658        8,971     (248)    (151)
Income tax provision                480     280        3,950      ---       62
Minority interest                   ---     116          ---      116      116
                                 ________ _______     ________ ________  _______
Net income (loss)               $   331  $  262      $ 5,021   $ (364)  $ (329)
                                 ======== =======     ======== ========  =======
Net income (loss) per share     $   .05  $  .04      $   .74   $ (.05)  $ (.05)
                                 ======== =======     ======== ========  =======
Weighted average shares
  outstanding                     6,840   6,709        6,787    6,709    6,709
                                 ======== =======     ======== ========  =======

Operational Data
Dive crew days                    9,497   9,139       40,131   35,493    35,869
Dive crews per day                  103      99          110       97        98
Diving support vessel utilization    49%     50%          51%      45%       47%
Earnings before interest, taxes,
  depreciation and amortization
  (EBITDA)                       $3,170  $2,344      $16,220   $6,219     6,162
EBITDA as % of revenue             12.1%    9.3%        15.3%     7.0%      7.0%
SG&A as % of revenue               18.0%   20.7%        18.4%    22.0%     21.8%
Gross Profit %                     30.0%   30.0%        33.8%    29.0%     28.7%



                                                December 31,    December 31,
Balance Sheet                                        1996           1995
_____________                                        _____          ____

Assets:
Current assets                                      $35,734       $34,851
Other long-term assets                               57,173        29,070
                                                    _______       _______
Total assets                                        $92,907       $63,921
                                                    =======       =======
Liabilities & Stockholders' Equity:
Current liabilities                                 $23,512       $18,953
Deferred tax liability                                2,601           ---
Long-term debt                                        8,459         5,413
Other liabilities                                    12,490           ---
Stockholders' equity                                 45,845        39,555
                                                    _______       _______
Total liabilities & stockholders equity             $92,907       $63,921
                                                    =======       =======

<F1>  In  June 1996, the Board of Directors of American Oilfield Divers,
      Inc., changed  the Company's fiscal year end from October 31 to December
      31. Information for the three months ended and the year ended December 31, 1995 is presented for comparison purposes only.

                                More...



                             Three Months Ended December 31, 1996
==========================================================================================

                                                      Inland and
                               Gulf    International  West Coast     Subsea
                            Services<F1>  Services<F2> Services<F3> Products<F4>   Total
                            ----------   ----------   ----------   ----------    ---------
Diving and Related Revenues   $ 12,485    $ 1,635     $ 7,970       $ 4,216      $ 26,306

Diving and Related Expenses   $  9,163    $ 1,204     $ 4,907       $ 3,135      $ 18,409

Gross Profit                  $  3,322    $   431     $ 3,063       $ 1,081      $  7,897

Gross Profit Percentage           26.7%      26.4%       38.4%         25.6%         30.0%




                  Three Months Ended December 31, 1995
=========================================================================================
                                                      Inland and
                               Gulf    International  West Coast     Subsea
                            Services<F1>  Services<F2> Services<F3> Products<F4>   Total
                            ----------   ----------   ----------   ----------    ---------
Diving and Related Revenues   $ 14,618    $ 2,582     $ 6,778       $ 1,219      $ 25,197

Diving and Related Expenses   $ 10,988    $ 1,975     $ 3,880       $   795      $ 17,638

Gross Profit                  $  3,630    $   607     $ 2,898       $   424      $  7,559

Gross Profit Percentage           24.8%      23.5%       42.8%         34.8%         30.0%


<F1> Includes diving and related services, pipelay/bury and derrick barge services provided by American Marine Construction, Inc. and environmental remediation and oil spill response services provided by American Pollution Control, Inc., all of which were performed in the Gulf of Mexico. The pipelay/bury barge was sold effective March 1, 1996.

<F2> Includes all diving and related services performed outside the United
     States and its coastal waters except for Latin America, which is included in inland and west coast services.

<F3> Includes diving and related services off the U.S. West Coast by
     American Pacific Marine, Inc. and diving and related services provided by American Inland Divers, Inc.

<F4> Includes manufacturing and marketing of Big Inch pipeline connectors and Tarpon marginal well production systems. The three months ended December 31, 1996 also includes manufacturing and marketing of Tarpon concrete storage systems and Hard Suits Inc. products.

                               more . . .




                              Year Ended December 31, 1996
=========================================================================================
                                                      Inland and
                               Gulf    International  West Coast     Subsea
                            Services<F1>  Services<F2> Services<F3> Products<F4>   Total
                            ----------   ----------   ----------   ----------    ---------
Diving and Related Revenues   $ 53,220    $ 7,837     $ 34,097      $ 10,618     $ 105,772

Diving and Related Expenses   $ 36,037    $ 5,490     $ 22,025      $  6,514     $  70,066

Gross Profit                  $ 17,183    $ 2,347     $ 12,072      $  4,104     $  35,706

Gross Profit Percentage           32.3%      29.9%        35.4%         38.7%         33.8%


                      Year Ended December 31, 1995
=========================================================================================
                                                      Inland and
                               Gulf    International  West Coast     Subsea
                            Services<F1>  Services<F2> Services<F3> Products<F4>   Total
                            ----------   ----------   ----------   ----------    ---------
Diving and Related Revenues   $ 49,987    $ 16,653    $ 15,180      $ 7,066      $ 88,886

Diving and Related Expenses   $ 38,118    $ 10,837    $ 10,074      $ 4,095      $ 63,124

Gross Profit                  $ 11,869    $  5,816    $  5,106      $ 2,971      $ 25,762

Gross Profit Percentage           23.7%       34.9%       33.6%        42.0%         29.0%

<F1> Includes diving and related services, pipelay/bury and derrick barge services provided by American Marine Construction, Inc. and environmental remediation and oil spill response services provided by American Pollution Control, Inc., all of which were performed in the Gulf of Mexico. The pipelay/bury barge was sold effective March 1, 1996.

<F2> Includes all diving and related services performed outside the United
     States and its coastal waters except for Latin America, which is included in inland and west coast services.

<F3> Includes diving and related services off the U.S. West Coast by
     American Pacific Marine, Inc. and diving and related services provided by American Inland Divers, Inc.

<F4> Includes manufacturing and marketing of Big Inch pipeline connectors and Tarpon marginal well production systems. The year ended December 31, 1996 also includes manufacturing and marketing of Tarpon concrete storage systems and Hard Suits Inc. products.

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